Exhibit 99.1
Capri Holdings Limited Announces Second Quarter Fiscal 2023 Results
Achieved Record Second Quarter Earnings Per Share
Authorized New $1 Billion Share Repurchase Program
London — November 9, 2022 — Capri Holdings Limited (NYSE:CPRI), a global fashion luxury group, today announced its financial results for the second quarter of Fiscal 2023 ended October 1, 2022.
Second Quarter Fiscal 2023 Highlights
•Revenue increased 8.6% on a reported basis and 17.5% in constant currency
•Adjusted operating margin of 19.8%
•Adjusted earnings per share of $1.79

John D. Idol, the Company's Chairman and Chief Executive Officer, said, "We are pleased with our second quarter performance as we delivered strong revenue growth and record earnings per share. Results were driven by momentum across all three of our luxury houses reflecting the power of Versace, Jimmy Choo and Michael Kors as well as the continued execution of our strategic initiatives. Most importantly, Capri Holdings' success is a testament to the hard work and dedication of our teams across the globe."

Mr. Idol continued, "Looking at the remainder of Fiscal 2023, we are now taking a more cautious view with our revenue outlook due to an increasingly uncertain macroeconomic environment, foreign currency headwinds and the ongoing impact of COVID related restrictions in China. At the same time, we are pleased to maintain Capri’s earnings per share guidance for the year, reflecting higher gross margin expectations, diligent expense management and reduced share count as a result of our ongoing share repurchase program."

Mr. Idol concluded, "Beyond Fiscal 2023 we remain optimistic about the long-term potential for Versace, Jimmy Choo and Michael Kors. Our powerful brands have enduring value and proven resilience, reinforcing our confidence in the ability to deliver strong revenue and earnings growth over time."

Second Quarter Fiscal 2023 Results
Financial Results and non-GAAP Reconciliation
The Company’s results are reported in this press release in accordance with accounting principles generally accepted in the United States ("GAAP") and on an adjusted, non-GAAP basis. A reconciliation of GAAP to non-GAAP financial information is provided at the end of this press release.
Overview of Capri Holdings Second Quarter Fiscal 2023 Results:
•Total revenue of $1.41 billion increased 8.6% compared to last year. On a constant currency basis, total revenue increased 17.5%.
•Gross profit was $951 million and gross margin was 67.4%, compared to $884 million and 68.0% in the prior year. Adjusted gross profit was $948 million and adjusted gross margin was 67.1%, compared to $879 million and 67.6% in the prior year.
•Income from operations was $252 million and operating margin was 17.8%, compared to $195 million and 15.0% in the prior year. Adjusted income from operations was $280 million and operating margin was 19.8%, compared to $241 million and 18.5% in the prior year.
•Net income was $224 million, or $1.63 per diluted share, compared to $200 million, or $1.30 per diluted share, in the prior year. Adjusted net income was $245 million, or $1.79 per diluted share, compared to $235 million or, $1.53 per diluted share, in the prior year.
•Net inventory as of October 1, 2022 was $1.180 billion, a 36% increase compared to the prior year. Relative to pre-COVID levels, second quarter inventory increased 10%. This represents a sequential improvement and management continues to expect inventory levels to moderate through the year.
Versace Second Quarter Fiscal 2023 Results:
•Versace revenue of $308 million increased 9.2% compared to the prior year. On a constant currency basis, total revenue increased 27.7%.
•Versace operating income was $62 million and operating margin was 20.1%, compared to $55 million and 19.5% in the prior year.
Jimmy Choo Second Quarter Fiscal 2023 Results:
•Jimmy Choo revenue of $142 million increased 3.6% compared to the prior year. On a constant currency basis, total revenue increased 15.3%.
•Jimmy Choo operating income was $8 million and operating margin was 5.6%, compared to $1 million and 0.7% in the prior year.
Michael Kors Second Quarter Fiscal 2023 Results:
•Michael Kors revenue of $962 million increased 9.2% compared to the prior year. On a constant currency basis, total revenue increased 14.6%.
•Michael Kors operating income was $248 million and operating margin was 25.8%, compared to $220 million and 25.0% in the prior year.

Share Repurchase Program
During the second quarter, the Company repurchased approximately 7.1 million ordinary shares for approximately $350 million in open market transactions. Since the end of the second quarter, the Company repurchased another 2.3 million ordinary shares for approximately $100 million pursuant to a 10b5-1 trading plan.

On November 9, 2022, the Company announced that its Board of Directors approved a new share repurchase program of up to $1 billion of its outstanding ordinary shares, providing additional capacity to return cash to shareholders over the longer term. This new two-year program will replace the Company’s existing $1 billion share repurchase program which had $250 million of availability remaining. Share repurchases may be made in open market or privately negotiated transactions, subject to market conditions, applicable legal requirements, trading restrictions under the Company’s insider trading policy and other relevant factors. The program may be suspended or discontinued at any time.
Outlook
The following guidance is provided on an adjusted, non-GAAP basis. Financial results could differ materially from the current outlook due to a number of external events which are not reflected in our guidance, including the ongoing dynamic nature of the COVID-19 pandemic which could result in significant additional store closures or new government restrictions that could further impact traffic and sales trends as well as any greater supply chain disruptions that could further extend inventory delays or increase transportation expenses.
Fiscal Year 2023 Outlook
For Capri Holdings, the Company expects the following:
•Total revenue of approximately $5.7 billion
•Gross margin expansion of 50 basis points
•Operating margin of approximately 18.3%
•Net interest expense of approximately $6 million
•Effective tax rate of approximately 10%
•Weighted average diluted shares outstanding of approximately 136 million
•Diluted earnings per share of approximately $6.85
•Ending inventory to be below prior year
For Versace, the Company expects the following:
•Total revenue of approximately $1.15 billion
•Operating margin of approximately 16%
For Jimmy Choo, the Company expects the following:
•Total revenue of approximately $640 million
•Operating margin of approximately 5%
For Michael Kors, the Company expects the following:
•Total revenue of approximately $3.91 billion
•Operating margin of approximately 25%

Third Quarter Fiscal 2023 Outlook
For Capri Holdings, the Company expects the following:
•Total revenue of approximately $1.53 billion
•Operating margin of approximately 20.5%
•Net interest expense of approximately $6 million
•Effective tax rate of approximately 5%
•Weighted average diluted shares outstanding of approximately 133 million
•Diluted earnings per share of approximately $2.20
For Versace, the Company expects the following:
•Total revenue of approximately $240 million
•Operating margin in the high single digit range
For Jimmy Choo, the Company expects the following:
•Total revenue of approximately $180 million
•Operating margin in the high single digit range
For Michael Kors, the Company expects the following:
•Total revenue of approximately $1.11 billion
•Operating margin in mid-to-high 20% range
Fiscal Year 2023 Quarterly Outlook
For Capri Holdings, the Company expects the following:

	Third Quarter	Fourth Quarter	FY2023
Revenue	~$1.53B	~$1.40B	~$5.70B
Adjusted Operating Margin	~20.5%	~14.0%	~18.3%
Adjusted EPS	~$2.20	~$1.35	~$6.85

Conference Call Information
A conference call to discuss second quarter Fiscal 2023 results is scheduled for today, November 9, 2022 at 8:30 a.m. ET. A live webcast of the conference call will be available on the Company’s website, www.capriholdings.com. In addition, a replay will be available shortly after the conclusion of the call and remain available until November 16, 2022. To access the telephone replay, listeners should dial 1-844-512-2921 or 1-412-317-6671 for international callers. The access code for the replay is 13733648. A replay of the webcast will also be available within two hours of the conclusion of the call.
Use of Non-GAAP Financial Measures
Constant currency effects are non-GAAP financial measures, which are provided to supplement our reported operating results to facilitate comparisons of our operating results and trends in our business, excluding the effects of foreign currency rate fluctuations. Because we are a global company, foreign currency exchange rates may have a significant effect on our reported results. We calculate constant currency measures and the related foreign currency impacts by translating the current year’s reported amounts into comparable amounts using prior year’s foreign exchange rates for each currency. All constant currency performance measures discussed should be considered a supplement to and not in lieu of our operating performance measures calculated in accordance with U.S. GAAP. Additionally, this earnings release includes certain non-GAAP financial measures that exclude certain costs associated with COVID-19 related charges, ERP implementation costs, Capri transformation costs, impairment charges, restructuring and other charges. The Company uses non-GAAP financial measures, among other things, to evaluate its operating performance and in order to represent the manner in which the Company conducts and views its business. The Company believes that excluding these items helps its management and investors compare operating performance based on its ongoing operations. While the Company considers the non-GAAP measures to be useful supplemental measures in analyzing its results, they are not intended to replace, nor act as a substitute for, any amounts presented in its consolidated financial statements prepared in conformity with U.S. GAAP and may be different from non-GAAP measures reported by other companies.
About Capri Holdings Limited
Capri Holdings Limited is a global fashion luxury group, consisting of iconic brands Versace, Jimmy Choo and Michael Kors that are industry leaders in design, style and craftsmanship. Its brands cover the full spectrum of fashion luxury categories including women’s and men’s accessories, footwear and ready-to-wear as well as wearable technology, watches, jewelry, eyewear and a full line of fragrance products. The Company’s goal is to continue to extend the global reach of its brands while ensuring that they maintain their independence and exclusive DNA. Capri Holdings Limited is publicly listed on the New York Stock Exchange under the ticker CPRI.

Forward-Looking Statements
This press release contains statements which are, or may be deemed to be, “forward-looking statements.” Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of the management of Capri Holdings Limited (the “Company”) about future events and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. All statements other than statements of historical facts included herein, may be forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “plans”, “believes”, “expects”, “intends”, “will”, “should”, “could”, “would”, “may”, “anticipates”, “might” or similar words or phrases, are forward-looking statements. These forward-looking statements are not guarantees of future financial performance. Such forward-looking statements involve known and unknown risks and uncertainties that could significantly affect expected results and are based on certain key assumptions, which could cause actual results to differ materially from those projected or implied in any forward-looking statements. These risks, uncertainties and other factors include the impact of the COVID-19 pandemic; changes in consumer traffic and retail trends; high consumer debt levels, recession and inflationary pressures; levels of cash flow and future availability of credit; compliance with restrictive covenants under the Company’s credit agreement; the Company’s ability to integrate successfully and to achieve anticipated benefits of any acquisition and to successfully execute our growth strategies; the risk of disruptions to the Company’s businesses; risks associated with operating in international markets and our global sourcing activities, including disruptions or delays in manufacturing or shipments; the risk of cybersecurity threats and privacy of data security breaches; the negative effects of events on the market price of the Company’s ordinary shares and its operating results; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the Company’s businesses; fluctuations in demand for the Company’s products; levels of indebtedness (including the indebtedness incurred in connection with acquisitions); the timing and scope of future share buybacks, which may be made in open market or privately negotiated transactions, and are subject to market conditions, applicable legal requirements, trading restrictions under the Company’s insider trading policy and other relevant factors, and which share repurchases may be suspended or discontinued at any time; the level of other investing activities and uses of cash; loss of market share and industry competition; fluctuations in the capital markets; fluctuations in interest and exchange rates; the occurrence of unforeseen epidemics and pandemics, disasters or catastrophes; extreme weather conditions and natural disasters; political or economic instability in principal markets; adverse outcomes in litigation; and general, local and global economic, political, business and market conditions including acts of war and other geopolitical conflicts; as well as those risks set forth in the Company’s filings with the U.S. Securities and Exchange Commission (the "SEC"), including the Company’s Annual Report on Form 10-K for the fiscal year ended April 2, 2022 (File No. 001-35368). Any forward-looking statement in this press release speaks only as of the date made and the Company disclaims any obligation to update or revise any forward-looking or other statements contained herein other than in accordance with legal and regulatory obligations.

CONTACTS:
Investor Relations:
Jennifer Davis
+1 (201) 514-8234
Jennifer.Davis@CapriHoldings.com
Media:
Dinesh Kandiah
+1 (917) 934-2427
Press@CapriHoldings.com

SCHEDULE 1
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	October 1, 2022	September 25, 2021	October 1, 2022	September 25, 2021
Total revenue	$1,412	$1,300	$2,772	$2,553
Cost of goods sold	461	416	920	813
Gross profit	951	884	1,852	1,740
Total operating expenses	699	689	1,369	1,287
Income from operations	252	195	483	453
Other income, net	(1)	(2)	(1)	(2)
Interest expense (income), net	5	(5)	1	(4)
Foreign currency (gain) loss	(11)	4	(7)	5
Income before income taxes	259	198	490	454
Provision (benefit) for income taxes	35	(2)	63	35
Net income	224	200	427	419
Less: Net income attributable to noncontrolling interest	—	—	2	—
Net income attributable to Capri	$224	$200	$425	$419
Weighted average ordinary shares outstanding:
Basic	136,037,449	151,859,760	138,975,518	151,604,916
Diluted	137,051,575	154,219,249	140,392,780	154,563,532
Net income per ordinary share:
Basic	$1.64	$1.31	$3.06	$2.76
Diluted	$1.63	$1.30	$3.03	$2.71

SCHEDULE 2
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	October 1, 2022	April 2, 2022	September 25, 2021
Assets
Current assets
Cash and cash equivalents	$215	$169	$234
Receivables, net	441	434	358
Inventories, net	1,180	1,096	866
Prepaid expenses and other current assets	249	192	214
Total current assets	2,085	1,891	1,672
Property and equipment, net	470	476	454
Operating lease right-of-use assets	1,333	1,358	1,425
Intangible assets, net	1,634	1,847	1,956
Goodwill	1,256	1,418	1,488
Deferred tax assets	228	240	284
Other assets	196	250	214
Total assets	$7,202	$7,480	$7,493
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$370	$555	$491
Accrued payroll and payroll related expenses	117	165	124
Accrued income taxes	68	52	128
Short-term operating lease liabilities	396	414	438
Short-term debt	15	29	40
Accrued expenses and other current liabilities	312	351	299
Total current liabilities	1,278	1,566	1,520
Long-term operating lease liabilities	1,387	1,467	1,549
Deferred tax liabilities	513	432	413
Long-term debt	1,585	1,131	1,104
Other long-term liabilities	296	326	307
Total liabilities	5,059	4,922	4,893
Commitments and contingencies
Shareholders’ equity
Ordinary shares, no par value; 650,000,000 shares authorized; 223,706,873 shares issued and 131,088,991 outstanding at October 1, 2022; 221,967,599 shares issued and 142,806,269 outstanding at April 2, 2022 and 221,295,985 shares issued and 150,447,462 outstanding at September 25, 2021	—	—	—
Treasury shares, at cost (92,617,882 shares at October 1, 2022, 79,161,330 shares at April 2, 2022 and 70,848,523 shares at September 25, 2021)	(4,650)	(3,987)	(3,486)
Additional paid-in capital	1,311	1,260	1,225
Accumulated other comprehensive (loss) income	(35)	194	174
Retained earnings	5,517	5,092	4,689
Total shareholders’ equity of Capri	2,143	2,559	2,602
Noncontrolling interest	—	(1)	(2)
Total shareholders’ equity	2,143	2,558	2,600
Total liabilities and shareholders’ equity	$7,202	$7,480	$7,493

SCHEDULE 3
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED SEGMENT DATA
($ in millions)
(Unaudited)

		Three Months Ended		Six Months Ended
		October 1, 2022	September 25, 2021	October 1, 2022	September 25, 2021
Revenue by Segment and Region:

Versace	The Americas	$120	$107	$235	$194
	EMEA	130	118	237	205
	Asia	58	57	111	123
Versace Revenue		308	282	583	522

Jimmy Choo	The Americas	43	38	97	76
	EMEA	57	56	123	106
	Asia	42	43	94	97
Jimmy Choo Revenue		142	137	314	279

Michael Kors	The Americas	643	556	1,268	1,146
	EMEA	213	214	404	379
	Asia	106	111	203	227
Michael Kors Revenue		962	881	1,875	1,752

Total Revenue		$1,412	$1,300	$2,772	$2,553

Income from Operations:
Versace		$62	$55	$114	$103
Jimmy Choo		8	1	27	12
Michael Kors		248	220	470	460
Total segment income from operations		318	276	611	575
Less: Corporate expenses		(55)	(45)	(115)	(86)
Impairment of assets		(11)	(33)	(11)	(33)
Restructuring and other charges		(3)	(8)	(6)	(11)
COVID-19 related charges		3	5	4	8
Total Income from Operations		$252	$195	$483	$453

Operating Margin:
Versace		20.1%	19.5%	19.6%	19.7%
Jimmy Choo		5.6%	0.7%	8.6%	4.3%
Michael Kors		25.8%	25.0%	25.1%	26.3%
Capri Operating Margin		17.8%	15.0%	17.4%	17.7%

SCHEDULE 4
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
SUPPLEMENTAL RETAIL STORE INFORMATION
(Unaudited)

	As of
Retail Store Information:	October 1, 2022	September 25, 2021
Versace	217	211
Jimmy Choo	238	237
Michael Kors	821	823
Total number of retail stores	1,276	1,271

SCHEDULE 5
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONSTANT CURRENCY DATA
(In millions)
(Unaudited)

	Three Months Ended		% Change
	October 1, 2022	September 25, 2021	As Reported	Constant Currency
Total Revenue:
Versace	$308	$282	9.2%	27.7%
Jimmy Choo	142	137	3.6%	15.3%
Michael Kors	962	881	9.2%	14.6%
Total Revenue	$1,412	$1,300	8.6%	17.5%

	Six Months Ended		% Change
	October 1, 2022	September 25, 2021	As Reported	Constant Currency
Total Revenue:
Versace	$583	$522	11.7%	28.5%
Jimmy Choo	314	279	12.5%	22.9%
Michael Kors	1,875	1,752	7.0%	11.7%
Total Revenue	$2,772	$2,553	8.6%	16.4%

SCHEDULE 6

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except per share data)
(Unaudited)

	Three Months Ended October 1, 2022
	As Reported	Impairment Charges	Restructuring and Other Charges (1)	COVID-19 Related Charges	ERP Implementation	Capri Transformation	As Adjusted
Gross profit	$951	$—	$—	$(3)	$—	$—	$948

Operating expenses	$699	$(11)	$(3)	$—	$(7)	$(10)	$668

Total income from operations	$252	$11	$3	$(3)	$7	$10	$280

Income before provision for income taxes	$259	$11	$3	$(3)	$7	$10	$287
Provision for income taxes	$35	$2	$1	$(1)	$2	$3	$42
Net income attributable to Capri	$224	$9	$2	$(2)	$5	$7	$245
Diluted net income per ordinary share - Capri	$1.63	$0.07	$0.01	$(0.01)	$0.04	$0.05	$1.79
______________________
(1)Primarily Includes other charges recorded in connection with the acquisition of Gianni Versace S.r.l.

SCHEDULE 7

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except per share data)
(Unaudited)

	Six Months Ended October 1, 2022
	As Reported	Impairment Charges	Restructuring and Other Charges(1)	COVID-19 Related Charges	ERP Implementation	Capri Transformation	As Adjusted
Gross profit	$1,852	$—	$—	$(4)	$—	$—	$1,848

Operating expenses	$1,369	$(11)	$(6)	$—	$(16)	$(19)	$1,317

Total income from operations	$483	$11	$6	$(4)	$16	$19	$531

Income before provision for income taxes	$490	$11	$6	$(4)	$16	$19	$538
Provision for income taxes	$63	$2	$2	$(1)	$4	$6	$76
Net income attributable to Capri	$425	$9	$4	$(3)	$12	$13	$460
Diluted net income per ordinary share - Capri	$3.03	$0.06	$0.03	$(0.02)	$0.09	$0.09	$3.28
______________________
(1)Primarily Includes other charges recorded in connection with the acquisition of Gianni Versace S.r.l.

SCHEDULE 8

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except per share data)
(Unaudited)

	Three Months Ended September 25, 2021
	As Reported	Impairment Charges	Restructuring and Other Charges (1)	COVID-19 Related Charges	ERP Implementation	Capri Transformation	As Adjusted
Gross profit	$884	$—	$—	$(5)	$—	$—	$879

Operating expenses	$689	$(33)	$(8)	$—	$(5)	$(5)	$638

Total income from operations	$195	33	$8	$(5)	$5	$5	$241

Income before provision for income taxes	$198	$33	$8	$(5)	$5	$5	$244
(Benefit) provision for income taxes	$(2)	$8	$—	$—	$2	$1	$9
Net income attributable to Capri	$200	$25	$8	$(5)	$3	$4	$235
Diluted net income per ordinary share - Capri	$1.30	$0.16	$0.05	$(0.03)	$0.02	$0.03	$1.53
______________________
(1)Includes store closure costs which have been incorporated into the Capri Retail Store Optimization Program and other charges recorded in connection with the acquisition of Gianni Versace S.r.l.

SCHEDULE 9

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except per share data)
(Unaudited)

	Six Months Ended September 25, 2021
	As Reported	Impairment Charges	Restructuring and Other Charges(1)	COVID-19 Related Charges	ERP Implementation	Capri Transformation	As Adjusted
Gross profit	$1,740	$—	$—	$(8)	$—	$—	$1,732

Operating expenses	$1,287	$(33)	$(11)	$—	$(8)	$(5)	$1,230

Total income from operations	$453	$33	$11	$(8)	$8	$5	$502

Income before provision for income taxes	$454	$33	$11	$(8)	$8	$5	$503
Provision for income taxes	$35	$8	$1	$(1)	$3	$1	$47
Net income attributable to Capri	$419	$25	$10	$(7)	$5	$4	$456
Diluted net income per ordinary share - Capri	$2.71	$0.16	$0.06	$(0.04)	$0.03	$0.03	$2.95
______________________
(1)Includes store closure costs recorded in connection with the Capri Retail Store Optimization Program and other charges recorded in connection with the acquisition of Gianni Versace S.r.l.